UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2005, our board of directors, including a majority of the independent members of the board of directors, approved, and we entered into, the following agreements:

1.	Amendment to Registration Agreement and Founder Repurchase and Rights Agreement, dated November 16, 2005, by and between Rackable Systems, Inc., Rackable Investment LLC, Parthenon Investors II, L.P. and the founders named therein. This amendment amends the Registration Agreement, dated as of December 23, 2002 and as amended on February 2, 2005 and May 19, 2005 (as amended, the “Registration Agreement”) by and among Rackable Systems, Giovanni Coglitore, Nikolai Gallo and Jack Randall (collectively, the “Founders”) and the Investor (as defined therein), and the Founders Repurchase and Rights Agreement, dated as of December 23, 2002 and as amended on May 19, 2005 (as amended, the “Founders Agreement”) by and among Rackable Systems, the Founders and the Rackable Investment LLC, primarily:

a.	to provide for the allocation of the shares to be sold by the selling stockholders in our current public offering of its common stock;

b.	to waive the restrictions on sales applicable to the parties thereto that are not selling in our current public offering offering; and

c.	to terminate certain contractual restrictions on the Founders’ ability to sell their shares after our current public offering.

2. First Amendment to the Employment Agreement, dated November 16, 2005, by and between Rackable Systems and Giovanni Cogliatori. We amended the employment agreement with Giovanni Cogliatore, our Chief Technology Officer and a director, to increase Mr. Coglitore’s annual base salary from $150,000 to $200,000, and to provide that he will be eligible for an annual bonus of up to $100,000, effective January 1, 2006. In addition, this amendment increased his severance payments upon termination other than for cause or resignation for good reason from three months base salary to 12 months base salary, and extended medical benefits from six months to 12 months, in each case if the termination of employment occurs after May 15, 2006.

3. First Amendment to the Employment Agreement, dated November 16, 2005, by and between Rackable Systems and Nikolai Gallo. We amended the employment agreement with Nikolai Gallo, our former Chief Procurement Officer, to change his title to Manager, Commodity Procurement, increase his annual base salary from $150,000 to $175,000, and to provide that he will be eligible for an annual bonus of up to $75,000, effective January 1, 2006. In addition, this amendment increased his severance payments upon termination other than for cause or resignation for good reason from three months base salary to six months base salary if the termination of employment occurs after May 15, 2006.

On November 17, 2005, we entered into a consulting agreement with Jack Randall, one of our founders and a former executive officer of our company. Under this agreement, Mr. Randall will provide consulting services to us at a rate of $150/hour to assist us with the maintenance, modification and operation of our Navision ERP system and to assist us with the implementation of a new Oracle ERP system and the migration of Navision to Oracle.

The description contained in this Item 1.01 of the agreements referenced above is qualified in its entirety by reference to the full text of these agreements, copies of which are filed, as described in Item 9.01 below, as an exhibit to this report or as exhibits to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-129573), filed with the Securities and Exchange Commission on November 17, 2005, which full text is incorporated by reference here.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Amendment to Registration Agreement and Founder Repurchase and Rights Agreement, dated November 16, 2005, by and between Rackable Systems, Inc., Rackable Investment LLC, Parthenon Investors II, L.P. and the founders named therein.

10.2*	First Amendment to the Employment Agreement, dated November 16, 2005, by and between Rackable Systems and Giovanni Cogliatori.

10.3*	First Amendment to the Employment Agreement, dated November 16, 2005, by and between Rackable Systems and Nikolai Gallo.

10.4	Consulting Agreement, dated as of November 16, 2005, by and between Rackable Systems, Inc. and Jack Randall.

*	Filed as an exhibit to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-129573), filed with the Securities and Exchange Commission on November 17, 2005, and incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: November 18, 2005	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Amendment to Registration Agreement and Founder Repurchase and Rights Agreement, dated November 16, 2005, by and between Rackable Systems, Inc., Rackable Investment LLC, Parthenon Investors II, L.P. and the founders named therein.

10.2*	First Amendment to the Employment Agreement, dated November 16, 2005, by and between Rackable Systems and Giovanni Cogliatori.

10.3*	First Amendment to the Employment Agreement, dated November 16, 2005, by and between Rackable Systems and Nikolai Gallo.

10.4	Consulting Agreement, dated as of November 16, 2005, by and between Rackable Systems, Inc. and Jack Randall.

*	Filed as an exhibit to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-129573), filed with the Securities and Exchange Commission on November 17, 2005, and incorporated by reference here.